UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 25, 2025

INDAPTUS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40652	86-3158720
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Columbus Circle 15th Floor New York, New York	10019
(Address of principal executive offices)	(Zip Code)

(646) 427-2727

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	INDP	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03.	Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this report is incorporated herein by reference.

Item 5.03.	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As previously reported in its Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on June 11, 2025, Indaptus Therapeutics, Inc. (the “Company”) held its annual meeting of stockholders on June 10, 2025 (the “Annual Meeting”). At the Annual Meeting, the stockholders approved, among other things, a proposal to approve an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended, in the form set forth on Appendix A attached to the proxy statement with respect to the Annual Meeting that the Company filed with the SEC on April 28, 2025 (the “Proxy Statement”), to effect a reverse stock split (the “Proposed Reverse Stock Split”) with respect to its issued and outstanding common stock, par value $0.01 per share, at a ratio of 1-for-5 to 1-for-28 (the “Range”), with the ratio at which the Proposed Reverse Stock Split would be effected to be a ratio within the Range to be determined at the discretion of the Company’s board of directors (the “Board”) and included in a public announcement by the Company before the effectiveness of the Proposed Reverse Stock Split.

The Board approved a 1-for-28 reverse stock split of the Company’s issued and outstanding shares of common stock, par value $0.01 per share, (the “Reverse Stock Split”), and on June 26, 2025, the Company filed with the Secretary of State of the State of Delaware a Certificate of Amendment to its Amended and Restated Certificate of Incorporation (the “Certificate of Amendment”) to effect the Reverse Stock Split, which became effective as of 5:00 p.m. Eastern Time on June 26, 2025. The Company’s common stock will begin trading on a split-adjusted basis when the market opens on June 27, 2025 on the Nasdaq Capital Market.

When the Reverse Stock Split became effective, every twenty eight (28) shares of the Company’s issued and outstanding common stock were automatically converted into one (1) share of common stock, without any change in the par value per share. In addition, a proportionate adjustment was made to the per share exercise price and the number of shares issuable upon the exercise of all outstanding options and warrants entitling the holders to purchase common stock. No fractional shares were issued if, as a result of the Reverse Stock Split, a stockholder would otherwise become entitled to a fractional share because the number of shares of common stock they held before the Reverse Stock Split was not evenly divisible by the split ratio. Instead, each stockholder is entitled to receive a cash payment in lieu of such fractional share. The cash payment to be paid will be equal to the fraction of a share to which such stockholder would otherwise be entitled multiplied by the closing price per share as reported by the Nasdaq Capital Market (as adjusted to give effect to the Reverse Stock Split) on June 26, 2025.

The Company’s common stock will continue to trade on the Nasdaq Capital Market under the symbol “INDP.” The new CUSIP number for common stock following the Reverse Stock Split is 45339J 204.

VStock Transfer, LLC, the Company’s transfer agent, will act as the exchange agent for the Reverse Stock Split.

For more information about the Reverse Stock Split, see the Proxy Statement, the relevant portions of which are incorporated herein by reference. A copy of the Certificate of Amendment is attached as Exhibit 3.1 hereto and incorporated herein by reference.

Item 8.01.	Other Events.

On June 25, 2025, the Company announced that the Board approved a one-for-twenty eight (1-for-28) reverse stock split of its common stock that became effective after trading closed on June 26, 2025.

A copy of the press release announcing these events is attached as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment to Amended And Restated Certificate of Incorporation of Indaptus Therapeutics, Inc.

99.1	Press release, dated June 25, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 26, 2025

INDAPTUS THERAPEUTICS, INC.

By:	/s/ Nir Sassi
Name:	Nir Sassi
Title:	Chief Financial Officer